Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Commission

      Date of Report (Date of earliest event reported): January 11, 2000.

                              USURF America, Inc.
            (Exact name of registrant as specified in its charter)

          Nevada                     1-15383               72-1346591
(State or other jurisdiction  (Commission File No.)     (I.R.S. Employer
    of incorporation)                                  Identification No.)

              8748 Quarters Lake Road, Baton Rouge, Louisiana 70809 (Address of principal executive offices, including zip code)

        Registrant's telephone number, including area code: (225) 922-7744


                                     Form 8-K

                                USURF America, Inc.

Item 4.  Changes in Registrant's Certifying Accountant.

On January 11, 2000, Weaver and Tidwell, L.L.P. was dismissed as the Company's independent auditor.

Weaver and Tidwell, L.L.P.'s report on the financial statements of the Company for the year ended December 31, 1998, contained a going concern opinion, but did not contain any other adverse opinion or disclaimer of opinion, or any modification as to uncertainty, audit scope or accounting principles.

The decision to change independent auditors was approved by the Audit Committee of the Board of Directors of the Company.

There was no disagreement between the Company and Weaver and Tidwell, L.L.P. with respect to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Attached to this Current Report on Form 8-K is a letter from Weaver and Tidwell, L.L.P. addressed to the Commission stating that it agrees with the foregoing statements.

On January 24, 2000, the Company engaged Postlethwaite & Netterville, Certified Public Accountants, as the principal accountant to audit the Company's financial statements. Prior to its engaging Postlethwaite & Netterville, the Company consulted such firm with respect to the Company's financial statement presentation contained in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, and certain accounting principles applicable thereto. The Company further consulted Postlethwaite & Netterville with respect to the probable financial statement treatment of a Settlement Agreement and Mutual Release which was the subject of a Current Report on Form 8-K, date of event reported:
November 30, 1999, which Current Report in incorporated herein by this reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 24, 2000.           USURF AMERICA, INC.


                                   By: /s/ David M. Loflin
                                        David M. Loflin
                                        President


                                     Exhibit "A"

                         Letter of Weaver and Tidwell, L.L.P.

January 24, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements of USURF America, Inc. (formerly Internet Media Corporation) pertaining to our firm included under Item 4 of Form 8-K dated January 24, 2000, and agree with such statements as they pertain to our firm.


/s/

WEAVER AND TIDWELL, L.L.P.
Fort Worth, Texas